                                  EXHIBIT 10(k)

                             SUBSCRIPTION AGREEMENT

To:  Marc Pharmaceuticals, Inc.

         The undersigned, ________________________ (print name(s)) hereby acknowledges receipt of the prospectus, dated [_____________], of Marc Pharmaceuticals, Inc. (the "Company") and subscribes for the following number of units, each consisting of one (1) share of common stock of the Company, one (1) warrant to purchase one (1) share of common stock of the Company at a purchase price of $.50 per share, and two (2) warrants to purchase one (1) share of common stock of the Company at a purchase price of $1.00 per share ("Unit"); of the Company upon the terms and conditions set forth therein:

Number of Units:  _______________             All Subscriptions are subject to
                                              acceptance by the Company, to
Price Per Unit:       $ .25                   availability, and to certain other
                                              conditions, and any subscription
Payment Enclosed:     $ ______________        may be declined in whole or in
(a minimum investment requirement of $2,500   part by return of the subscription
or 10,000 units)                              monies without interest.

Payment Instructions:

PAYMENT BY WIRE
(If wiring funds, please give this page to your bank) Your bank should wire transfer only U.S. dollars via Fedwire to:

HSBC Bank USA
452 Fifth Avenue
New York, NY 10018
ABA #
Account #


IMPORTANT:

1) Please have your bank identify on the wire transfer the name of the intended investor.



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2) WE RECOMMEND THAT YOUR BANK CHARGE ITS WIRING FEES SEPARATELY SO THAT AN EVEN
   AMOUNT MAY BE INVESTED.

PAYMENT BY CHECK

If payment is in check form, it must be in U.S. dollars made payable to "Marc Pharmaceuticals, Inc. Escrow Account" and sent to: HSBC Bank, 452 Fifth Avenue, New York, NY 10018.






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THIS PAGE FOR CALIFORNIA AND OREGON RESIDENTS ONLY.
IF YOU ARE NOT A CALIFORNIA OR OREGON RESIDENT PROCEED TO THE NEXT PAGE.

Suitability Representations of California and Oregon Resident Investors
All California and Oregon residents must complete the following information. If you do not initial either box (1) or (2) and (3), you are not a suitable investor.

           (1)   The investor hereby certifies that he/she is a suitable
________         investor because he/she has an individual liquid net worth of
(Initial)        not less than $75,000 and a gross annual income of not less than $50,000. (For purposes of this questionnaire, the meaning of "liquid net worth" shall exclude, home, home furnishings and automobiles.)

           (2)   The investor hereby certifies that he/she is a suitable
________         investor because he/she has an individual liquid net worth of
(Initial)        $150,000.(For purposes of this questionnaire, the meaning of
                 "liquid net worth" shall exclude, home, home furnishings and automobiles.)

           (3)   The investor hereby certifies that the amount he/she is
________         investing in the Company does not exceed 10% of the investor's
(Initial)        net worth





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Date:  ___________________, 2004                   Accepted by Company:

----------------------------------       --------------------------------------
(Signature of Subscriber)                (Signature of Authorized Officer/Title)

__________________________________       for ____________________Shares
(Signature of Subscriber)

----------------------------------
(Social Security or Tax I.D.)

----------------------------------
(Social Security or Tax I.D.)


The certificates for such stock are to   Check one if more than one owner:
be issued as follows:

__________________________________        [ ]     Joint tenants WRS
(Name(s))
__________________________________        [ ]     Tenants in Common

__________________________________        [ ]     Custodian under UGMA
(Address)
__________________________________       Other:   ____________________

----------------------------------

----------------------------------




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